UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: March 10, 2017

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Atlantic Street, Suite 1500 Stamford, CT		06901
(Address of Principal Executive Offices)		(Zip Code)

(203) 328-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by Harman International Industries, Incorporated, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on November 14, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 14, 2016, with Samsung Electronics Co., Ltd., a Korean corporation (“Samsung”), Samsung Electronics America, Inc., a New York corporation and wholly owned subsidiary of Samsung (“Samsung USA”), and Silk Delaware, Inc., a Delaware corporation and wholly owned subsidiary of Samsung USA (“Merger Sub”), providing for, subject to the terms and conditions set forth in the Merger Agreement, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Samsung. On March 10, 2017, Samsung completed its acquisition of the Company pursuant to the Merger Agreement and the Company became a wholly owned subsidiary of Samsung.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, any of the Company’s wholly owned subsidiaries, Samsung, Samsung USA or Merger Sub, or by stockholders who have properly exercised and perfected appraisal rights under Delaware law) was converted into the right to receive $112.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). Shares of Company Common Stock held by Samsung, Samsung USA or Merger Sub and by the Company or any wholly owned subsidiary of the Company will be cancelled and are not entitled to receive the Merger Consideration.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding and unexercised option to purchase shares of Company Common Stock (each a “Company Option”) and each outstanding and unexercised stock appreciation right (each a “Company SAR”) in respect of Company Common Stock, whether vested or unvested, was cancelled and the holder thereof became entitled to receive an amount in cash equal to the Merger Consideration, net of the exercise price per share of such Company Option or Company SAR, as applicable, and less any applicable tax withholding. In addition, immediately prior to the Effective Time, each outstanding restricted stock unit in respect of Company Common Stock (each, a “Company RSU”) (1) that vested solely based on the passage of time became fully earned and vested and (2) that vested in whole or in part based on performance conditions for which the applicable performance period was not complete as of immediately prior to the Effective Time vested to the extent provided for in the award agreement applicable to such Company RSU. Each Company RSU award so vested was converted into the right to receive an amount in cash equal to the Merger Consideration for each share of Company Common Stock underlying such Company RSU, plus any accrued but unpaid dividend equivalents relating to such Company RSU award and less any applicable tax withholding.

The total purchase price paid was approximately $8.02 billion, without giving effect to related transaction fees and expenses. The funds used to consummate the Merger were funded by cash on hand.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2016 and the terms of which are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 10, 2017, the Company terminated the Multi-Currency Credit Agreement (the “Credit Facility”), dated as of March 26, 2015, among the Company, the subsidiary borrowers referred to therein, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Facility. No early termination penalties were incurred by the Company in connection with the termination of the Credit Facility. Some of the lenders party to the Credit Facility and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services, for the Company and its affiliates, for which they have received, and may in the future receive, customary compensation.

The foregoing description of the Credit Facility does not purport to be complete, and is subject to, and qualified in its entirety by, the full text of the Credit Facility, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 27, 2015, which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 10, 2017, in connection with the consummation of the Merger, the Company notified The New York Stock Exchange (the “NYSE”) that each outstanding share of Company Common Stock was cancelled and converted into the right to receive the Merger Consideration, and requested that the trading of Company Common Stock on the NYSE be suspended prior to market open on March 13, 2017. In addition, the Company requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to delist Company Common Stock from the NYSE and to deregister Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, on March 10, 2017, the Company notified the NYSE of its intention to voluntary delist the 2.000% Senior Notes (the “Notes”) issued by Harman Finance International, S.C.A., a wholly owned subsidiary of the Company, from the NYSE. Taking into account, among other things, the significant legal, accounting, administrative and other direct and indirect costs associated with maintaining a listing on the NYSE, the Board of Directors of the Company following the closing of the Merger (the “Board”) determined that it is in the best interests of the Company and its sole stockholder to delist the Notes from the NYSE and to deregister the Notes from Section 12(b) of the Exchange Act. The delisting and deregistration will be effective on the 10th day following the filing of a Form 25 with the SEC.

After the delisting and deregistration, holders of the Notes will continue to receive interest payments through the trustee, U.S. Bank National Association, and the Notes will continue to be traded over-the-counter. The Company has not made arrangements for the listing and/or registration of the Notes on another national securities exchange or quotation medium.

The Company intends to file with the SEC a Form 15 notification of suspension of the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 3.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Company Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

In connection with the Merger and at the Effective Time, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Samsung.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Adriane M. Brown, John W. Diercksen, Ann McLaughlin Korologos, Robert Nail, Dinesh C. Paliwal, Abraham N. Reichentel, Kenneth M. Reiss, Hellene S. Runtagh, Frank S. Sklarsky and Gary G. Steel resigned from his or her respective position as a member of the Board, and any committee thereof, effective as of the Effective Time. Immediately following the Effective Time and in accordance with the Company’s bylaws, the following directors were appointed to the Board: Young Sohn, Boo-Keun Yoon, Sang-Hoon Lee and Dinesh Paliwal. Young Sohn will serve as the Chairman of the Board.

The executive officers of the Company immediately prior to the Effective Time will continue to serve in their current positions with the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

A copy of the press release, dated March 10, 2017, announcing the completion of the Merger pursuant to the Merger Agreement, as well as the voluntary delisting of the Notes, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 14, 2016, by and among Harman International Industries, Incorporated, Samsung Electronics Co., Ltd., Samsung Electronics America, Inc. and Silk Delaware, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Harman International Industries, Incorporated with the SEC on November 14, 2016).*

3.1	Amended and Restated Certificate of Incorporation of Harman International Industries, Incorporated.

3.2	Amended and Restated Bylaws of Harman International Industries, Incorporated.

99.1	Press Release, dated March 10, 2017.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harman International Industries, Incorporated

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Dated: March 10, 2017

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